                                                                   EXHIBIT 10.19

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the 15th day of December, 1997, and is by and between Quadrant International, Inc., a Pennsylvania corporation with an office for purposes of this Agreement at 269 Great Valley Parkway, Malvern, Pennsylvania 19355 (hereinafter the "QI") and Gregg Garnick with an address at 718 Cambridge Rd. Bala Cynwyd PA 19004 (hereinafter "Garnick").

                              W I T N E S S E T H

     WHEREAS:

          (a) QI wishes to retain the services of Garnick to render services for and on its behalf in accordance with the following terms, conditions and provisions; and

          (b) Garnick wishes to perform such services for and on behalf of QI, in accordance with the following terms, conditions and provisions.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

     1.   EMPLOYMENT. QI hereby employs Garnick and Garnick accepts such
          ----------
employment and shall perform his duties and the responsibilities provided for herein in accordance with the terms and conditions of this Agreement.

     2.   EMPLOYMENT STATUS. Garnick shall at all times be QI's employee subject
          -----------------
to the terms and conditions of this Agreement.

     3.   TITLE AND DUTIES. QI agrees to employ Garnick and Garnick accepts such
          ----------------
employment as a full time employee and agrees as per the terms and conditions of this agreement to serve as and with the title of Chief Financial Officer of QI with the authority and responsibilities of that position, it being agreed that Garnick will report directly to the Board of Directors and will perform diligently, faithfully, and to the best of his ability all duties assigned and instructions given as authorized by QI's Board of Directors.

     4.   TERM OF SERVICES. The initial term of this agreement is for a two-year
          ----------------
period commencing January 1, 1998, subject to the termination section of this agreement, with the parties agreeing to confirm any subsequent extension of this initial term in a signed written agreement setting forth any amended or supplemental conditions.

     5.   BASE COMPENSATION. The employees base salary for rendered services for
          -----------------
the initial term of this agreement shall be $125,000 an annual amount payable in accordance with QI's payroll procedures and policies as implemented during the term of this agreement.

     6.   ADDITIONAL COMPENSATION. The additional package compensation proposed
          -----------------------
by this section is subject to QI's receipt of further capital funds required to finance the management compensation program. QI's Board of Directors will also have to vote approval of these or any other specific additional compensation packages proposed for payment or for vesting to Garnick during the term of this agreement. The proposed post funding compensation program allocated for Garnick will be comprised of the following elements:

          a)   An annual base salary of $125,000

          b)   An annual Cash Bonus of $35,000

          c) Further incentive stock options as specified and approved by the Board of Directors by means of stock options at the rate of 25,000 shares per year for significant performance with an additional stock option at the rate of 12,500 shares per year for exceptional performance as defined and determined by the Board of Directors.

     7.   EXTENT OF SERVICES. - Garnick shall devote his entire business time,
          ------------------
attention, and energies to the business of QI, but this shall not be construed as preventing Garnick from investing his assets as a passive investor in such form or manner as he sees fit as long as the investments will not require any personal service from Garnick. However, Garnick agrees not to invest in any entities that compete directly with QI or affiliated or related companies. Garnick shall have the further right to serve on other Boards of Directors provided it is determined by the Board of Directors of QI that there is no conflict of interest with such service and Garnick duties pursuant to the employment agreement and such other Board services does not interfere with the performance of the stated services for QI.

     8.   TERMINATION. A. In the event QI terminates Garnick's employment for
          -----------
any reason other than Garnick's gross malfeasance or gross nonfeasance, or otherwise materially breaches this Agreement (which breach is not cured within 10 days following written notice) Garnick will receive a lump sum payment equal to his then current annual salary payable within 10 days after such notice of termination is given. It is agreed that any stock options awarded Garnick will immediately vest in full in such event.

          B. For purposes of this specific employment agreement, the parties agree that any one of the following items shall be included as defining a termination without cause:

               1. Either QI moves its current headquarters more than 25 miles form Malvern, Pennsylvania, or

               2. Garnick is transferred to a location based more than 25 miles from Malvern, Pennsylvania, or

               3. Garnick's position and responsibility as QI's Chairman or Chief Executive Officer is adversely changed or modified during this Agreement and Garnick upon 30 days written notice to the President or Board of Directors setting forth the basis for Garnick's objection to the changes is not satisfied in his sole discretion at the end of the 30 days period with the solution proposed to resolve the issue.

          C. QI shall have the absolute right to terminate this agreement immediately in the event of gross malfeasance or gross nonfeasance on the part of Garnick.

          D. It is understood and agreed that this is a personal services contract, and that QI shall have the right to terminate this agreement on 10 days notice to Garnick, if appropriate, in the event of the disability or death of Garnick which would otherwise prevent him from performing his or her duties. For purposes of this provision, "disability" shall be defined in accordance with the definition of "disability" as contained in QI's disability insurance policy. In the event of Garnick's death, any guaranteed monies due under this agreement would be paid directly to QI's estate as probated.

     9.   NONDISCLOSURE. During the course of his employment with QI, Garnick
          -------------
may have occasion to conceive, create, develop, review, or receive information that is considered by QI to be confidential or proprietary, including information relating to inventions, patent, trademark and copyright applications, improvements, know-how, specifications, drawings, cost and pricing date, process flow diagrams, customer and supplier lists, bills, ideas, and/or any other written material referring to same (Confidential Information). Both during the term of employment and thereafter:

               1. Garnick, as an officer and employee, agrees to maintain in strict confidence such Confidential Information.

               2. Garnick further agrees to use his best efforts to ensure that all such Confidential Information is properly protested and kept from unauthorized persons or disclosure.

               3. If requested by QI, Garnick agrees to promptly return to QI all materials, writings, equipment, models, mechanisms, and the like obtained from or through QI, including but not limited to, all Confidential Information, all of which Garnick recognizes is the sole and exclusive property of QI.

               4. Garnick agrees that he will not, without first obtaining the prior written permission of QI: (a) directly or indirectly utilize such Confidential Information in his or her own business; (b) manufacture and/or sell any product that is based in whole or in part on such Confidential Information; or (c) disclose such Confidential Information to any third party.

     10.  EMPLOYER PERQUISITES. Garnick shall be entitled to and shall receive
          --------------------
all employer perquisites as would normally be granted to employees of QI. Such perquisites to include the following:

               a. Health insurance under terms and conditions as provided to other employees of QI, except that, any case, QI shall continue to bear 100% of the costs of such insurance.

               b.   Vacation of 14 business days per annum.

               c.   Paid holidays pursuant to QI's stated policy.

               d.   A continued car allowance of $600 per month.

     11.  REPRESENTATIONS AND WARRANTIES. A. Garnick represents and warrants to
          ------------------------------
Company that he is not a party to or otherwise bound by any other employment or services that may, in any way, restrict his right or ability to enter into this agreement or otherwise be employed by QI.

          B. Garnick agrees that he will not reveal to QI, or otherwise utilize in his employment with QI, any proprietary trade secrets or confidential information of any previous employer.

     12.  NOTICES. Any written notice required to be given pursuant to this
          -------
agreement shall be hand delivered or sent via fax or E-mail, or delivered by a national overnight express service such as Federal Express.

     13.  JURISDICTION AND DISPUTES. A. This agreement shall be governed by the
          -------------------------
State of Pennsylvania.

          B. All disputes hereunder shall be resolved in the applicable state or federal courts of Pennsylvania. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available. The parties reserve the right to mutually agree to binding arbitration in accordance with the policies of the American Arbitration Association.

     14.  AGREEMENT BINDING ON SUCCESSORS. This agreement shall be binding on
          -------------------------------
and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors, and assigns.

     15.  WAIVER. No waiver by either party of any default shall be deemed as a
          ------
waiver of any prior or subsequent default of the same or other provisions of this agreement.

     16.  SEVERABILITY. If any provision hereof is held invalid or unenforceable
          ------------
by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from the agreement.

     17.  ASSIGNABILITY. This agreement and the rights and obligations
          -------------
thereunder are personal with respect to Garnick and may not be assigned by any action of Garnick or by operation of law. QI shall, however, have the right to assign this agreement to a successor in interest to QI or to the purchaser of the assets or stock of QI but not to any other third party.

     18.  INTEGRATION. This agreement constitutes the entire understanding of
          -----------
the parties, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this agreement. This agreement shall take precedence over any other documents that may be in conflict therewith.

          IN WITNESS WHEREOF, QI and Garnick confirm the foregoing accurately sets forth the parties respective rights and obligations and agrees to be bound by having the evidenced signature affixed thereto.

Quadrant International, Inc.                 Gregg Garnick

By: /s/ Francis Wilde                        /s/ Gregg Garnick
    ------------------------                 -----------------------
    Francis Wilde, President                 Signature

Date:        2/2/98                          Date:       2/2/98
      ----------------------                       -----------------